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                                                                    Exhibit 99.1


MORGAN STANLEY DEAN WITTER


                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000



We hereby consent to the use in the Registration Statement of Sanmina Corporation on Form S-4 and in the Proxy Statement/Prospectus of Sanmina Corporation and Hadco Corporation, which is part of the Registration Statement, of our opinion dated April 17, 2000 appearing as Annex IV to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                        MORGAN STANLEY & CO.
                                        INCORPORATED


                                        By: /s/ Robert L. Eatroff
                                           -----------------------------------
                                           Robert L. Eatroff
                                           Principal


New York, New York
May 18, 2000